CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 3, 2003, relating to the financial statements and financial highlights which appears in the December 31, 2002 Annual Report of The Wall Street Fund, Inc. which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Independent Accountants" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
April 16, 2003